FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

Adjusted EPS up 15.7% to $1.55
Company introduces 2016 adjusted EPS guidance growth of 10-12%

MELVILLE, N.Y., November 4, 2015  – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record third quarter financial results.
Net sales for the quarter ended September 26, 2015 were $2.7 billion, an increase of 2.4% compared with the third quarter of 2014.  This consisted of 8.3% growth in local currencies and a 5.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.8% and acquisition growth was 3.5% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the third quarter of 2015 was $127.7 million, or $1.52 per diluted share.  Excluding restructuring costs of $8.4 million pretax or $0.08 per diluted share, as well as a one-time income tax benefit, net of noncontrolling interest, of $3.8 million or $0.05 per diluted share, adjusted net income attributable to Henry Schein, Inc. for the third quarter of 2015 was $130.6 million or $1.55 per diluted share.  This represents an increase of 13.7% and 15.7%, respectively, compared with the third quarter of 2014 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“We are pleased with our third quarter financial results, which reflected accelerated growth in adjusted diluted EPS as well as in worldwide sales despite the continued negative impact of the strength of the U.S. dollar.  Through our long-standing strategy of organic growth complemented by strategic acquisitions, we believe we continued to gain market share on an overall basis during the quarter, both in North America and internationally,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are pleased to be introducing guidance for 2016 adjusted diluted EPS that represents growth of 10% to 12% compared with the midpoint of our new 2015 adjusted guidance range.”

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Dental sales of $1.3 billion declined 2.5%, consisting of 4.6% growth in local currencies and a 7.1% decline related to foreign currency exchange.  In local currencies internally generated sales increased 4.1% and acquisition growth was 0.5%.  The 4.1% internal growth in local currencies included 4.4% growth in North America and 3.6% growth internationally.
“In North America, we believe that consumable merchandise internal sales growth in local currencies of 3.8% indicates continued solid patient flow to dental offices.  Equipment sales and service internal growth in local currencies of 6.4% was the highest in more than a year and reflected particular strength in sales of traditional equipment,” commented Mr. Bergman.  “International consumable merchandise internal sales in local currencies grew by 2.9%, and international equipment sales and service internal growth in local currencies was a solid 5.3% following double-digit gains in the preceding quarter.”
Animal Health sales of $732.5 million declined 3.4%, consisting of 4.5% growth in local currencies and a 7.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 0.5% and acquisition growth was 4.0%.  The 0.5% internal growth in local currencies included a 1.9% decline in North America and 2.7% growth internationally.
“The 1.9% decline in internal sales in local currencies in North America reflected 4.2% growth when normalizing results to account for the impact of certain products switching between agency sales and direct sales, as well as changes to our veterinary diagnostics manufacturer relationships,” commented Mr. Bergman.  “Growth in our Animal Health group continues to reflect strategic acquisitions.  During the quarter we closed on our purchase of a majority interest in Jorgen Kruuse A/S, which expanded our direct presence to Denmark, Norway and Sweden.  We also expect to introduce Kruuse branded products to additional markets.  Subsequent to the quarter close, we announced an agreement to acquire a majority interest in Vetstreet, a leading provider of marketing solutions and health information analytics to veterinary clinics and animal health manufacturers.”
Medical sales of $597.2 million increased 24.3%, consisting of 25.0% growth in local currencies and a 0.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 13.6% and acquisition growth was 11.4%.
“Internal sales growth in our Medical group in North America of 14.1% was at an eight-year high as we made further progress with large group practices and integrated delivery networks.  This growth was bolstered by sales resulting from our strategic agreement with Cardinal Health, and we are delighted with the continued successful transition of customers to the Henry Schein platform,” remarked Mr. Bergman.
Technology and Value-Added Services sales of $89.7 million increased 3.0%, including 5.8% growth in local currencies and a 2.8% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 5.2% and acquisition growth was 0.6%.

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“Technology and Value-Added Services internal sales growth in North America was 4.5% in local currencies, and international internal growth was 8.4% in local currencies with particular strength during the quarter in electronic services and value-added services,” commented Mr. Bergman.  “Henry Schein is committed to the efficient delivery of health care services while supporting the business success of our customers.  The advanced-technology products and services we offer provide a platform for sales opportunities across all our business groups.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 261,000 shares of its common stock during the third quarter at an average price of $144.11 per share, or approximately $37.7 million.  The impact of the repurchase of shares on third quarter diluted EPS was immaterial.  At the close of the third quarter, Henry Schein had approximately $149 million authorized for future repurchases of its common stock.

Year-to-Date Results
Net sales for the first nine months of 2015 were $7.8 billion, an increase of 1.4% compared with the first nine months of 2014.  This consisted of 7.8% growth in local currencies and a decline of 6.4% related to foreign currency exchange.  In local currencies, internally generated sales increased 4.5% and acquisition growth was 3.3%.
Net income attributable to Henry Schein, Inc. for the first nine months of 2015 was $349.1 million, or $4.14 per diluted share.  Excluding restructuring costs of $22.5 million pretax, or $0.21 per diluted share, as well as a one-time income tax benefit, net of noncontrolling interest, of $3.8 million or $0.05 per diluted share, adjusted net income attributable to Henry Schein, Inc. for the first nine months of 2015 was $362.2 million or $4.30 per diluted share, an increase of 8.7% and 10.8%, respectively, compared with the first nine months of 2014.

2015 EPS Guidance
Henry Schein today tightened its 2015 financial guidance range, as follows:

•
For 2015 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $5.90 to $5.96.  This compares with previous guidance for adjusted diluted EPS attributable to Henry Schein, Inc. of $5.90 to $6.00, and represents growth of 8% to 10% compared with 2014 results.

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•
This 2015 guidance excludes restructuring costs of approximately $0.26 to $0.30 per diluted share versus prior guidance of $0.29 to $0.33,  related to a previously announced corporate initiative to rationalize the Company’s operations and provide significant expense efficiencies, as well as $0.05 per diluted share related to a one-time tax benefit in the third quarter.

•
The Company now expects that certain restructuring initiatives previously expected to be completed in 2015 will continue into the first half of 2016.  These 2016 restructuring cost are expected to be in the range of $0.03 to $0.07.

•
Guidance for 2015 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2016 EPS Guidance
Henry Schein today introduced 2016 financial guidance, as follows:

•
For 2016 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $6.55 to $6.65, which represents growth of 10% to 12% compared with the midpoint of our new adjusted 2015 guidance range.

•
Guidance for 2016 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, or the anticipated restructuring cost of $0.03 to $0.07.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 18,000 Team Schein Members and serves more than one million customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 100,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $10.4 billion in 2014, and have grown at a compound annual rate of approximately 16 percent since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.
Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes.  The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity.  However the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014

Net sales	$2,685,835	$2,623,729	$7,778,801	$7,669,294
Cost of sales	1,936,927	1,902,063	5,565,820	5,522,443
Gross profit	748,908	721,666	2,212,981	2,146,851
Operating expenses:
Selling, general and administrative	551,588	547,578	1,657,180	1,634,651
Restructuring costs	8,438	-	22,522	-
Operating income	188,882	174,088	533,279	512,200
Other income (expense):
Interest income	3,129	3,452	9,841	10,323
Interest expense	(6,297)	(6,280)	(18,850)	(17,208)
Other, net	(277)	(484)	(334)	4,128
Income before taxes and equity in earnings
of affiliates	185,437	170,776	523,936	509,443
Income taxes	(49,232)	(51,302)	(152,143)	(156,247)
Equity in earnings of affiliates	5,191	4,762	10,791	8,285
Net income	141,396	124,236	382,584	361,481
Less: Net income attributable to noncontrolling interests	(13,661)	(9,460)	(33,474)	(28,370)
Net income attributable to Henry Schein, Inc.	$127,735	$114,776	$349,110	$333,111

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.54	$1.36	$4.20	$3.94
Diluted	$1.52	$1.34	$4.14	$3.88

Weighted-average common shares outstanding:
Basic	82,858	84,095	83,042	84,506
Diluted	84,084	85,450	84,312	85,918

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 26,	December 27,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,481	$89,474
Accounts receivable, net of reserves of $76,100 and $80,671	1,223,636	1,127,517
Inventories, net	1,424,923	1,327,796
Deferred income taxes	54,339	56,591
Prepaid expenses and other	356,794	311,788
Total current assets	3,120,173	2,913,166
Property and equipment, net	311,891	311,496
Goodwill	1,901,520	1,884,123
Other intangibles, net	615,258	643,736
Investments and other	422,716	386,286
Total assets	$6,371,558	$6,138,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$873,785	$860,996
Bank credit lines	186,886	182,899
Current maturities of long-term debt	14,456	5,815
Accrued expenses:
Payroll and related	218,486	237,511
Taxes	167,333	151,162
Other	336,335	341,728
Total current liabilities	1,797,281	1,780,111
Long-term debt	597,106	542,776
Deferred income taxes	248,249	253,118
Other liabilities	202,385	181,830
Total liabilities	2,845,021	2,757,835

Redeemable noncontrolling interests	584,591	564,527
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
83,384,956 outstanding on September 26, 2015 and
84,008,537 outstanding on December 27, 2014	834	840
Additional paid-in capital	259,504	265,363
Retained earnings	2,878,696	2,642,523
Accumulated other comprehensive loss	(199,682)	(95,132)
Total Henry Schein, Inc. stockholders' equity	2,939,352	2,813,594
Noncontrolling interests	2,594	2,851
Total stockholders' equity	2,941,946	2,816,445
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,371,558	$6,138,807

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$141,396	$124,236	$382,584	$361,481
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	42,716	39,179	118,891	112,668
Stock-based compensation expense	13,079	13,747	35,080	33,252
Provision for losses on trade and other
accounts receivable	588	274	2,878	2,689
Provision for (benefit from) deferred income taxes	(4,953)	(8,849)	7,382	(2,840)
Equity in earnings of affiliates	(5,191)	(4,762)	(10,791)	(8,285)
Distributions from equity affiliates	5,203	4,964	11,316	10,304
Changes in unrecognized tax benefits	4,244	6,579	8,541	14,013
Other	2,269	172	7,131	8,191
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(56,438)	(22,139)	(111,890)	(108,338)
Inventories	(105,244)	(46,103)	(108,268)	2,447
Other current assets	(37,136)	(18,677)	(63,485)	(41,928)
Accounts payable and accrued expenses	106,895	85,881	9,161	(65,169)
Net cash provided by operating activities	107,428	174,502	288,530	318,485

Cash flows from investing activities:
Purchases of fixed assets	(18,734)	(22,806)	(52,164)	(60,782)
Payments for equity investments and business
acquisitions, net of cash acquired	(80,762)	(141,253)	(142,078)	(364,110)
Proceeds from sales of available-for-sale securities	-	-	20	-
Proceeds from maturities of available-for-sale securities	-	2,000	-	2,000
Other	(6,068)	(4,171)	(9,247)	(10,668)
Net cash used in investing activities	(105,564)	(166,230)	(203,469)	(433,560)

Cash flows from financing activities:
Proceeds from bank borrowings	54,909	105,045	4,920	158,284
Proceeds from issuance of long-term debt	10,000	-	135,000	314,787
Debt issuance costs	-	(562)	(150)	(562)
Principal payments for long-term debt	(1,342)	(35,178)	(70,585)	(136,044)
Proceeds from issuance of stock upon exercise
of stock options	767	2,838	11,625	24,115
Payments for repurchases of common stock	(37,656)	(74,839)	(150,863)	(226,282)
Excess tax benefits related to stock-based
compensation	-	796	2,932	5,375
Distributions to noncontrolling shareholders	(7,635)	(5,111)	(22,316)	(22,800)
Acquisitions of noncontrolling interests in
subsidiaries	(313)	(2,831)	(8,570)	(105,383)
Net cash provided by (used in) financing activities	18,730	(9,842)	(98,007)	11,490

Effect of exchange rate changes on cash and
cash equivalents	(7,181)	(11,586)	(16,047)	(8,489)
Net change in cash and cash equivalents	13,413	(13,156)	(28,993)	(112,074)
Cash and cash equivalents, beginning of period	47,068	89,698	89,474	188,616
Cash and cash equivalents, end of period	$60,481	$76,542	$60,481	$76,542

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2015 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2015 over Q3 2014

Global	Q3 2015	Q3 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,266,321	$1,298,352	-2.5%	-7.1%	4.6%	0.5%	4.1%

Animal Health	732,533	757,952	-3.4%	-7.9%	4.5%	4.0%	0.5%

Medical	597,243	480,302	24.3%	-0.7%	25.0%	11.4%	13.6%

Total Health Care Distribution	2,596,097	2,536,606	2.3%	-6.1%	8.4%	3.6%	4.8%

Technology and value-added services	89,738	87,123	3.0%	-2.8%	5.8%	0.6%	5.2%

Total Global	$2,685,835	$2,623,729	2.4%	-5.9%	8.3%	3.5%	4.8%

North America	Q3 2015	Q3 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$836,953	$811,628	3.1%	-1.7%	4.8%	0.4%	4.4%

Animal Health	366,736	368,478	-0.5%	-0.1%	-0.4%	1.5%	-1.9%

Medical	580,095	460,313	26.0%	0.0%	26.0%	11.9%	14.1%

Total Health Care Distribution	1,783,784	1,640,419	8.7%	-0.9%	9.6%	3.9%	5.7%

Technology and value-added services	74,770	71,464	4.6%	-0.6%	5.2%	0.7%	4.5%

Total North America	$1,858,554	$1,711,883	8.6%	-0.8%	9.4%	3.7%	5.7%

International	Q3 2015	Q3 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$429,368	$486,724	-11.8%	-16.1%	4.3%	0.7%	3.6%

Animal Health	365,797	389,474	-6.1%	-15.1%	9.0%	6.3%	2.7%

Medical	17,148	19,989	-14.2%	-15.5%	1.3%	0.0%	1.3%

Total Health Care Distribution	812,313	896,187	-9.4%	-15.7%	6.3%	3.1%	3.2%

Technology and value-added services	14,968	15,659	-4.4%	-12.8%	8.4%	0.0%	8.4%

Total International	$827,281	$911,846	-9.3%	-15.6%	6.3%	3.1%	3.2%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - YTD Sales

Henry Schein, Inc.
2015 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2015 YTD over Q3 2014 YTD

Global	Q3 2015 YTD	Q3 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,837,137	$3,963,761	-3.2%	-7.4%	4.2%	0.5%	3.7%

Animal Health	2,165,415	2,166,989	-0.1%	-8.1%	8.0%	6.3%	1.7%

Medical	1,511,295	1,280,973	18.0%	-0.8%	18.8%	7.0%	11.8%

Total Health Care Distribution	7,513,847	7,411,723	1.4%	-6.5%	7.9%	3.4%	4.5%

Technology and value-added services	264,954	257,571	2.9%	-2.7%	5.6%	0.4%	5.2%

Total Global	$7,778,801	$7,669,294	1.4%	-6.4%	7.8%	3.3%	4.5%

North America	Q3 2015 YTD	Q3 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,473,565	$2,400,842	3.0%	-1.4%	4.4%	0.2%	4.2%

Animal Health	1,080,660	1,025,650	5.4%	0.0%	5.4%	7.1%	-1.7%

Medical	1,457,474	1,217,242	19.7%	0.0%	19.7%	7.3%	12.4%

Total Health Care Distribution	5,011,699	4,643,734	7.9%	-0.7%	8.6%	3.6%	5.0%

Technology and value-added services	219,589	210,493	4.3%	-0.5%	4.8%	0.5%	4.3%

Total North America	$5,231,288	$4,854,227	7.8%	-0.7%	8.5%	3.5%	5.0%

International	Q3 2015 YTD	Q3 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,363,572	$1,562,919	-12.8%	-16.8%	4.0%	1.1%	2.9%

Animal Health	1,084,755	1,141,339	-5.0%	-15.3%	10.3%	5.5%	4.8%

Medical	53,821	63,731	-15.5%	-16.7%	1.2%	0.0%	1.2%

Total Health Care Distribution	2,502,148	2,767,989	-9.6%	-16.1%	6.5%	2.9%	3.6%

Technology and value-added services	45,365	47,078	-3.6%	-13.1%	9.5%	0.0%	9.5%

Total International	$2,547,513	$2,815,067	-9.5%	-16.1%	6.6%	2.9%	3.7%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2015 Third Quarter and Year-to-Date
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			Year-to-Date
			%			%
	2015	2014	Growth	2015	2014	Growth
Net Income attributable to Henry Schein, Inc.	$127,735	$114,776	11.3%	$349,110	$333,111	4.8%
Diluted EPS attributable to Henry Schein, Inc.	$1.52	$1.34	13.4%	$4.14	$3.88	6.7%

Non-GAAP adjustments (after-tax)
Restructuring costs (1)	$6,620	$-		$16,891	$-
One-time tax benefit (2)	(3,802)	-		(3,802)	-
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$2,818	$-		$13,089	$-

Non-GAAP adjustments to diluted EPS
Restructuring costs (1)	$0.08	$-		$0.21	$-
One-time tax benefit (2)	(0.05)	-		(0.05)	-
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.03	$-		$0.16	$-

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$130,553	$114,776	13.7%	$362,199	$333,111	8.7%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.55	$1.34	15.7%	$4.30	$3.88	10.8%

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity and are enclosed solely for informational and comparative purposes.  However, non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)
Represents quarter-to-date restructuring costs of $8,438, net of $1,818 tax benefit, resulting in an after-tax effect of $6,620 and year-to-date restructuring costs of $22,522, net of $5,631 tax benefit, resulting in an after-tax effect of $16,891.

(2)
Represents a one-time income tax benefit of $6,337 from a favorable tax ruling received during Q3 2015 by a subsidiary, net of noncontrolling interest of $2,535, resulting in a net income effect of $3,802.

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